Exhibit 99.1

PDS Biotech Announces Updated Results from VERSATILE-002 Phase 2 Clinical Trial Presented at ESMO 2024

Median Overall Survival remains at 30 months; Objective Response Rate of 36% and Disease Control Rate of 77%

11/53 (21%) of patients experienced 90-100% tumor shrinkage

VERSATILE-003 Phase 3 clinical trial planned to begin this year

PRINCETON, N.J., September 16, 2024 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers and the development of infectious disease vaccines, today announced updated data from the VERSATILE-002 trial evaluating Versamune® HPV (formerly PDS0101) in combination with KEYTRUDA® (pembrolizumab) as a first-line (1L) treatment for patients with HPV16-positive recurrent/metastatic (R/M) head and neck squamous cell carcinoma (HNSCC). The data were presented during a poster session on September 14 at the European Society for Medical Oncology (ESMO) Congress 2024 in Barcelona, Spain.

As of the latest data cut of the VERSATILE-002 single-arm, Phase 2 trial on May 17, 2024, Versamune® HPV plus pembrolizumab continued to be well tolerated in this 1L R/M HPV16-positive HNSCC population. Enrollment in the trial (n=53) is complete, 10 patients remain on study treatment and 27 patients (including the 10 on treatment) continue to be followed for survival. Median patient follow-up is 16 months. The data demonstrated the following:

•	Median Overall Survival (mOS) was 30 months with a lower 95% confidence interval of 19.7 months; Published mOS for pembrolizumab is 12-18 months[1,2]
•	Objective Response Rate (ORR) of 36% (19/53); Published ORR for pembrolizumab is 19-25%[1,2]
•	Disease Control Rate (DCR) is 77% (41/53)
•	21% (11/53) of patients had deep tumor responses and shrinkage of 90-100%
•	9% (5/53) of patients had a complete response
•	Treatment-related adverse events of Grade ≥3 were seen in 9 patients (Grade 3, n=8 and Grade 4, n=1)

“The updated response data we presented at ESMO show the strong clinical activity and durability of Versamune® HPV plus pembrolizumab,” said Jared Weiss, M.D., Section Chief of Thoracic and Head/Neck Oncology, Professor of Medicine at the University of North Carolina, and principal investigator of the VERSATILE-002 clinical trial. “Continued evaluation shows the promise of this combination in improving survival for patients with HPV16-positive HNSCC.”

A global, randomized, controlled Phase 3 clinical trial, VERSATILE-003, that will evaluate Versamune® HPV plus pembrolizumab vs. pembrolizumab monotherapy as 1L treatment in patients with HPV16-positive R/M HNSCC with CPS ≥1 is planned to start this year.

“We’re encouraged to see that as the data from our VERSATILE-002 clinical trial have matured, responses continue to improve, suggesting durability of the Versamune® HPV induced anti-tumor immune response,” said Dr. Kirk Shepard, M.D., Chief Medical Officer of PDS Biotech. “The encouraging patient survival and clinical responses coupled with promising tolerability as seen in the VERSATILE-002 trial underscore our belief in the potential of the combination to be the first HPV-targeted immunotherapy for HNSCC, and a significant advancement in the treatment of the growing population of patients with HPV16-positive HNSCC. We are working toward initiating the VERSATILE-003 Phase 3 study this year.”

Versamune® HPV has been granted Fast Track designation by the FDA.

1.	Harrington K. et al. J Clin Oncol. 2022 ascopubs.org/journal/jco on October 11, 2022: DOI https://doi.org/10.1200/JCO.21.02508
2.	Licitra L. et al. 2024, International Journal of Radiation Oncology Volume 118, Issue 5e2-e3April 01
No head-to-head studies have been performed comparing Versamune®  HPV with other treatments

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers and the development of infectious disease vaccines. The Company plans to initiate a pivotal clinical trial in 2024 to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy Versamune® HPV is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor.

For more information, please visit www.pdsbiotech.com.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS01ADC, Versamune® HPV (formerly PDS0101), PDS0203 and other Versamune® and Infectimune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS01ADC, Versamune® HPV, PDS0203 and other Versamune® and Infectimune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® and Infectimune® are registered trademarks of PDS Biotechnology Corporation.

Keytruda® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
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6 Degrees
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